Exhibit (e)(2)

AMENDMENT TO ETF DISTRIBUTION AGREEMENT

AMENDMENT made as of August ___, 2023 to the ETF Distribution Agreement (the “Agreement”) made as of August 1, 2022 between AB ACTIVE ETFs, INC., a Maryland corporation (the “Company”), and Foreside Fund Services, a Delaware limited liability company (the “Distributor”). Capitalized terms not defined herein have the meaning set forth in the Agreement.

WITNESSETH

WHEREAS, the Company and the Distributor are parties to the Agreement;

WHEREAS, the Company and the Distributor wish to amend the Agreement in the manner set forth herein;

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1. Amendment of Agreement. EXHIBIT A to the Agreement is amended by deleting it in its entirety and replacing it with the following:

Funds:

AB Ultra Short Income ETF

AB Tax-Aware Short Duration Municipal ETF

AB US Low Volatility Equity ETF

AB US High Dividend ETF

AB Disruptors ETF

AB High Yield ETF

AB US Large Cap Strategic Equities ETF

AB Conservative Buffer ETF

AB Corporate Bond ETF

AB Core Plus Bond ETF

AB Tax-Aware Intermediate Municipal ETF

AB Tax-Aware Long Municipal ETF

2. No Other Changes. Except as provided herein, the Agreement shall be unaffected hereby.

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IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

AB ACTIVE ETFs, INC.

By:
Title:

FORESIDE FUND SERVICES

By:
Title: